EXPLANATORY NOTE:

The following unaudited pro forma balance sheet as of June 30, 2014 and unaudited pro forma statements of operations for the period October 10, 2013 (inception) to June 30, 2014 are based on, and should be read in conjunction with:

●	Pulse Entertainment Corporation’s (“Pulse Entertainment”) audited financial statements for the fiscal year ended June 30, 2014;

●	Pulse Evolution Corporation’s (“Pulse Evolution”) audited financial statements for the fiscal year ended June 30, 2014 which appear elsewhere in this report.

The pro forma financial statements give effect to the share exchange pursuant to the September 26, 2014 Share Exchange Agreement entered into among Pulse Entertainment, its shareholders and Pulse Evolution as if the transaction had taken place on the date or at the beginning of the period presented. Under the terms of the Share Exchange Agreement, Pulse Evolution exchanged 35,827,309 shares of its common stock for 17,466,383 shares of Pulse Entertainment common stock representing 81.11% of the issued and outstanding common stock of Pulse Entertainment.

The unaudited pro forma financial statements are for informational purposes only, are not indications of future performance, and should not be considered indicative of actual results that would have been achieved had the recapitalization transactions actually been consummated on the dates or at the beginning of the periods presented.

Pulse Evolution Corporation

Pro Forma Balance Sheet

June 30, 2014

	Pulse Evolution Corporation	Pulse Entertainment Corporation			Pro Forma
	June 30, 2014	June 30, 2014	Adjustments		June 30, 2014
Current assets:
Cash and cash equivalents	$-	$1,539,719	$-		$1,539,719
Prepaid legal fees	-	134,675	-		134,675
Other prepaid expenses, other current assets and fixed assets	-	92,909	-		92,909
Investment in Pulse Entertainment Corporation	-	-	-		-
Total assets	-	$1,767,303	$-		$1,767,303

Liabilities and Shareholders’ Equity (Deficit)
Accounts payable and accrued liabilities	9,311	$1,017,575	$-		$1,026,886
Shareholders’ equity (deficit):
Common stock	31,800	2,153	(22,990	)(1)	10,963
Additional paid in capital	28,800	9,224,263	22,990	(1)	9,247,253
			(28,800	)(1)
Subscription receivable	-	(153,276)	-		(153,276)
Accumulated deficit	(69,911)	(8,323,412)	69,911	(1)	(6,750,287)
			1,573,125	(1)
Total shareholders’ equity ( deficit) before non-controling interest	(9,311)	749,728	1,614,236		2,354,653
Non-controlling interest	-	-	(1,614,236	)(1)	(1,614,236)
Total shareholders’ equity ( deficit)	(9,311)	749,728	-		740,417
Total liabilities and shareholders’ equity (deficit)	$-	$1,767,303	$-		$1,767,303

(1) To record equity transactions as if the acquisition of Pulse Entertainment Corporation had occurred on June 30, 2014.

Pulse Evolution Corporation

Pro Forma Statement of Operations

As of June 30, 2014

					Pro Forma
	Pulse Evolution Corporation	Pulse Entertainment Corporation	Adjustments		For the Year Ended June 30, 2014
Consolidated Statements of Operations data:
Revenues	$-	$1,451,534	$-		$1,451,534
Operating costs and expenses:
Digital build, animation and production services	-	5,591,110	-		5,591,110
Selling, general and administrative	41,181	4,183,836	-		4,225,017
Research and development	20,800	-	-		20,800
Total operating expenses	61,981	9,774,946	-		9,836,927
Loss from operations	(61,981)	(8,323,412)	-		(8,385,393)
Loss before income taxes	(61,981)	(8,323,412)	-		(8,385,393)
Provision for income taxes	-	-	-		-
Net loss before non-controling interest	(61,981)	(8,323,412)	-		(8,385,393)
Net loss attributable to non-controling interests	-	-	1,573,125	(2)	1,573,125
Net loss attributable to Pulse Evolution Corporation shareholders	$(61,981)	$(8,323,412)	$1,573,125		$(6,812,268)

Weighted average number of shares outstanding:
Basic and fully diluted	105,428,307 (1)				105,428,307 (1)

Net income per share attributable to Pulse Evolution Corporation shareholders:
Basic and diluted loss per share	$(0.0006)				$(0.0646)

(1) Basic and fully diluted weighted average number of shares has been adjusted to reflect the shares outstanding as if the share exchange had been effectuated at the beginning of year.

(2) Amounts charged to non-controlling interest for Pulse Entertainment Corporation pro forma results of operations prior to the acquisition date as if the acquisition of Pulse Entertainment Corporation had occurred on June 30, 2014.